Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use in this Annual report on Form 10K of our report included herein dated June 26, 2008 with respect to the balance sheet of VGTel, Inc. as of March 31, 2008 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended and for the periods July 27, 2004 (inception) through March 31, 2008.

Sincerely,

/s/ N. Blumenfrucht CPA PC
Brooklyn, New York

Dated:  June 12, 2009